EXHIBIT 10-6

LOAN AGREEMENT
(“The Agreement”)

As of the 26th of June 2015

BETWEEN:

Gardedam Therapeutics Inc. whose registered address is 2443 Fillmore St #380-8102, San Francisco, CA 94115, USA (“the Lender”) and

Capro Ltd. whose registered address is 39 Dresden Road, London, N19 3BE, UK (“the Borrower”)

WHEREAS:

The borrower has requested a loan from the Lender for working capital purposes and the Lender has agreed to grant such loan.

IT IS HEREBY AGREED AS FOLLOWS:

1.	The following expressions shall, where the context admits, have the following meanings;

a)	“Events of Default” means the events described in Clause 7;

b)	“the Loan” means the sum of USD Two Thousand Eight Hundred (2,800) which may be drawn upon from time to time and will be owed by the Borrower to the Lender;

c)	“Repayment Date” means a duration of 364 days expiring on 25th June 2016

2.	The Borrower will:

a)	repay the Loan on or before the Repayment Date.

b)	be subject to 0% interest per annum on the loan.

3.
All payments to be made by the Borrower shall be made free and clear without deduction of any taxes, levies, imposts, duties, charges, fees, deductions or withholding of any nature unless deduction or withholding of the same is required by law.  In the event the Borrower shall pay to the Lender such additional amounts as will result in the Lender receiving the full amount which would have been received had no such deduction or withholding been required.

EXHIBIT 10.6, 1

4.	The Borrower represents and warrants:

a)
that the acceptance of the Loan and the performance of the Agreement are within its corporate powers and that there is no provision in any law, trust deed or other agreement binding on the Borrower which would conflict with or prevent the Borrower from entering into and performing the Agreement in accordance with its terms.

b)	that there are no pending or threatened actions, proceedings or happenings which might materially affect the Borrower from entering into and performing the Agreement in accordance with its terms.

5.	The Borrower undertakes that whilst any amount remains outstanding under the Agreement:

a)	it will advise the Lender as soon as it becomes aware that an Event of Default has occurred;

b)	it will not borrow from any person other than the Lender without the prior consent of the Lender with such consent not to be unreasonably withheld;

c)	it will not issue any additional share capital without the prior consent of the Lender with such consent not to be unreasonably withheld.

6.	If any Event of Default shall occur the Lender may, at its absolute discretion:

a)
no later than 5 days after the Repayment Date or such later date as the Borrower may in writing agree request that the Borrower make available to the Lender as security any assets or security as the Lender shall in its absolute discretion determine and pending provision of such security and thereafter the Borrower shall not create or agree to create any mortgage or charge on any part of its undertakings or assets, or

b)
give notice that an Event of Default has occurred, and without prejudice to any other right or remedy the Lender may have, the amount then outstanding on the Loan will become immediately due and payable together with any accrued interest or other amount that shall be accrued thereunder.  No failure or delay on the part of the Lender to exercise any power, right or remedy it may have under the terms of the Agreement shall operate as a waiver thereof, nor shall any exercise or waiver of any such power, right or remedy preclude its further exercise, or the exercise of any other power, right or remedy.  The powers, rights and remedies hereby provided are cumulative and are not exclusive of any powers, rights or remedies provided by law.

EXHIBIT 10.6, 2

7.	The Events of Default are:

a)	if the Borrower fails to pay any monies due hereunder when the same become due, or

b)
if a petition is presented or an order is made or an effective resolution is passed for the winding up of the Borrower, or if circumstances occur which would justify the appointment of a receiver or administrative receiver (or similar person) of all or any part of the business, undertaking or assets of the Borrower, or

c)	if the Borrower ceases or threatens to cease to carry on its business or any material part of the business, or

d)
if the Borrower sells, leases or otherwise disposes of all or a substantial part of its business, undertaking or assets by one or more transactions whether related or not other than leases of assets or transfers or other disposal of assets in the ordinary course of business, or

e)	if any encumbrancer takes possession or a receiver is appointed of any part of the Borrower’s assets, business or undertaking, or

f)
if any distress execution sequestration or other process levied or enforced upon or sued out against the Borrower’s property in respect of a debt due by the Borrower and is not discharged within twenty-one days, or

g)	if the Borrower convenes a meeting of, or proposes to enter into any arrangement for the benefit of or composition with its creditors, or

h)	if any of the representations and warranties contained herein shall prove to be incorrect, or

i)	if the Borrower breaches any of the undertakings herein contained, or

j)	if anything analogous to any of the events specified in paragraphs a) to i) occurs under the laws of any applicable jurisdiction.

8.
The Borrower may at any time before the Repayment Date make a request to the          Lender in writing to increase the amount of the Loan, adjust the interest rate applicable to the outstanding Loan or extend the Repayment Date. Such request must be in writing and delivered to the Lender no later than 3 months before the repayment date. Any agreement to such request is at the absolute discretion of the Lender and will be delivered in writing to the Borrower and a copy attached to the Agreement.

9.	This Agreement shall be governed by and construed in accordance with the laws of the jurisdiction of the Lender.

EXHIBIT 10.6, 3

10.
The parties hereby submit to the exclusive jurisdiction of the courts of the jurisdiction of the Borrower, in relation to any disputes that may arise out of or in connection with this agreement and the parties hereby waive any objections on the ground of venue or forum non convenience or any similar grounds.

IN WITNESS WHEREOF the parties hereto have executed this deed the day and year first written above.

_/s/ Gardedam Therapeutics inc.
Gardedam Therapeutics inc.
(The Lender)

/s/ Capro Ltd.
Capro Ltd.
(The Borrower)

EXHIBIT 10.6, 4